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                                 EXHIBIT 23(a)
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 49,544 shares of SouthTrust Corporation common stock in connection with the Stock Option Plan for Conversion of Bankers First Corporation Stock Options) of our report dated February 9, 1996 incorporated by reference in SouthTrust Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in the Registration Statement.




                                          /s/ Arthur Andersen LLP

Birmingham, Alabama
March 26, 1996